Entergy
639 Loyola Avenue
New Orleans, LA 70113

Date:	Nov. 4, 2014
For Release:	Immediately
Contact:	Shona Sabnis (Media) (504) 576-4238 ssabnis@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

Entergy Reports Third Quarter Earnings
Utility posts fifth straight quarter of industrial growth, nuclear fleet posts strong performance

New Orleans, La. - Entergy Corporation (NYSE: ETR) today reported third quarter 2014 as-reported earnings of $230.0 million, or $1.27 per share, compared with $239.9 million, or $1.34 per share, for third quarter 2013. On an operational basis, Entergy’s third quarter 2014 earnings were $304.4 million, or $1.68 per share, compared with $430.4 million, or $2.41 per share, in third quarter 2013.
“We’re pleased to report that the Utility posted its fifth straight quarter-over-quarter of industrial sales growth - and the second straight quarter over 5 percent, exceeding our expectations for the year,” said Entergy Chairman and CEO Leo Denault. “Our nuclear plants also operated well - we posted a 90 percent capacity factor at EWC, for example - and had fewer unplanned outage days. And as it has been for some time, our strategy is sound and our path is clear. Entergy’s long-term value is intact.”

Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported Earnings	1.27	1.34	(0.07)	4.56	3.16	1.40
Less Special Items	(0.41)	(1.07)	0.66	(0.52)	(1.20)	0.68
Operational Earnings	1.68	2.41	(0.73)	5.08	4.36	0.72
*GAAP refers to United States generally accepted accounting principles.

Operational Earnings Highlights for Third Quarter 2014

•
Utility results were down driven by a higher effective income tax rate, higher other operation and maintenance expense and a regulatory charge; these decreases were partially offset by higher net revenue.

•
Entergy Wholesale Commodities earnings declined due to increased depreciation expense and a higher effective income tax rate on operational earnings. These items were partially offset by lower other O&M expense.

•	Parent & Other results declined due primarily to higher income tax expense.
Other business highlights for the quarter included the following:

•
In a move designed to attract industry and jobs to the state, Entergy Louisiana, LLC and Entergy Gulf States Louisiana, L.L.C. asked the Louisiana Public Service Commission for permission to become a single utility.

•
We also made progress on our rate case in Mississippi, and reached a constructive settlement with the Mississippi Public Utilities Staff - one which aligns customer, regulator and state objectives with our own.

•
For the seventh consecutive year, Site Selection magazine named Entergy one of the nation’s top 10 utilities in economic development, citing the more than 9,000 new jobs created and nearly $21 billion in corporate facility investment.

•	James A. FitzPatrick Nuclear Power Plant completed its 21st refueling outage in 44 days, including a complete retube of the plant’s main condenser to improve the plant’s capacity factor.
A teleconference will be held at 10 a.m. CST on Tuesday, Nov. 4, 2014, to discuss Entergy’s third quarter 2014 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (719) 325-2115, confirmation code 6761108, no more than 15 minutes prior to the start of the call. The presentation slides are also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through noon CST on Nov. 11, 2014, by dialing (719) 457-0820, confirmation code 6761108. This release and presentation slides are also available on the Entergy Investor Relations mobile web app at enter.gy/ir.
Utility
In third quarter 2014, Utility earnings were $310.9 million, or $1.72 per share, on an as-reported basis and $311.2 million, or $1.72 per share, on an operational basis, compared to $348.0 million, or $1.95 per share, on an as-reported basis and $363.3 million, or $2.04 per share, on an operational basis for third quarter 2013. The quarter-over-quarter decrease in operational earnings was driven by several factors including a regulatory charge at Entergy Mississippi, Inc., higher other O&M and a higher effective income tax rate. These decreases were partially offset by higher net revenue.
In third quarter 2014, EMI recorded a regulatory charge related to a proposed settlement with the MPUS of EMI’s general rate case. The settlement, subject to approval by the Mississippi Public Service Commission, includes EMI’s agreement not to pursue recovery of EMI’s regulatory asset for new nuclear generation development costs. This charge reduced operational earnings per share by approximately $(0.23).
Other O&M was higher quarter-over-quarter. The increase was driven by nuclear generation spending and Midcontinent Independent System Operator, Inc. regional transmission organization administration fees. Energy efficiency spending and storm reserve accruals were also higher than the comparable quarter a year ago. These expense increases were partially offset by lower compensation and benefits expenses.
Utility net revenue was higher than the same quarter last year with several contributing factors, both positive and negative. Weather-adjusted sales growth and price contributed to the increase. A portion of the price variance was offset in other line items outside of net revenue, including O&M. The effect of milder-than-normal weather in the current quarter partially offset the increase.
Billed retail sales increased 2.0 percent on a weather-adjusted basis. The increase was attributable largely to 5.3 percent growth in the industrial customer class. The industrial increase was due largely to expansions in the chemicals, refining and primary metals segments as well as growth from small industrial customers.
Residential sales in third quarter 2014, on a weather-adjusted basis, decreased 0.2 percent compared to third quarter 2013. Commercial and governmental sales, on a weather-adjusted basis, increased 0.8 percent and 1.8 percent, respectively, quarter over quarter. Industrial sales in the third quarter increased 5.3 percent compared to the same quarter of 2013.
Entergy Wholesale Commodities
EWC reported a loss of $33.2 million, or 18 cents per share, on an as-reported basis and earnings of $40.8 million, or 23 cents per share, on an operational basis for third quarter 2014. This compares to an as-reported loss of $92.8 million, or 52 cents per share, and operational earnings of $82.3 million, or 46 cents per share, in third quarter 2013. The decrease in operational earnings was driven by a higher effective income tax rate and higher depreciation expense. These items were partially offset by lower other O&M, as noted below.
EWC operational adjusted earnings before interest, income taxes, depreciation and amortization, and interest and investment income excluding decommissioning expense, and other than temporary impairment losses on decommissioning trust fund assets was $165 million in third quarter 2014, flat from the same period a year ago. Other O&M decreased quarter-over-quarter due primarily to lower compensation and benefits expenses. Offsetting the other O&M variance were several other individually insignificant items
Contribution to third quarter 2014 operational adjusted EBITDA from the Vermont Yankee Nuclear Power Station, scheduled to be closed later this year at the end of its current operating cycle, was essentially neutral.
Parent & Other
Parent & Other reported a loss of $47.7 million, or 27 cents per share, on an as-reported and operational basis for third quarter 2014, compared to a loss of $15.3 million, or 9 cents per share, on an as-reported and operational basis for third quarter 2013. The quarter-over-quarter decline was due primarily to higher income tax expense.
Earnings Guidance
Entergy affirmed its previously-issued 2014 operational earnings guidance to be in the range of $5.55 to $6.75 per share. Current indications point to full-year results below the midpoint of the guidance range. However, absent the third quarter charge associated with the Mississippi rate case settlement, full-year expectations would be around the midpoint.
Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including more than 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $11 billion and approximately 14,000 employees.
Additional information regarding Entergy’s quarterly and annual results of operations, regulatory proceedings and other matters is available in Entergy’s investor news release dated Nov. 4, 2014, a copy of which has been filed today with the SEC on Form 8-K, and Entergy’s quarterly presentation slides. These are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at enter.gy/ir.

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Vermont Yankee or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (g) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings.

Appendix A provides a reconciliation of GAAP consolidated as-reported earnings to non-GAAP consolidated operational earnings.

Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported
Utility	1.72	1.95	(0.23)	4.00	3.74	0.26
Entergy Wholesale Commodities	(0.18)	(0.52)	0.34	1.30		1.30
Parent & Other	(0.27)	(0.09)	(0.18)	(0.74)	(0.58)	(0.16)
Consolidated As-Reported Earnings	1.27	1.34	(0.07)	4.56	3.16	1.40

Less Special Items
Utility		(0.09)	0.09	(0.03)	(0.21)	0.18
Entergy Wholesale Commodities	(0.41)	(0.98)	0.57	(0.49)	(0.99)	0.50
Parent & Other
Consolidated Special Items	(0.41)	(1.07)	0.66	(0.52)	(1.20)	0.68

Operational
Utility	1.72	2.04	(0.32)	4.03	3.95	0.08
Entergy Wholesale Commodities	0.23	0.46	(0.23)	1.79	0.99	0.80
Parent & Other	(0.27)	(0.09)	(0.18)	(0.74)	(0.58)	(0.16)
Consolidated Operational Earnings	1.68	2.41	(0.73)	5.08	4.36	0.72

Appendix B provides a reconciliation of Entergy Wholesale Commodities GAAP net income to non-GAAP operational adjusted EBITDA.

Appendix B: Entergy Wholesale Commodities Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2014 vs. 2013
($ in millions)
	Third Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Net income	(33)	(93)	60	235	1	234
Add back: interest expense	4	4		12	11	1
Add back: income tax expense	2	(107)	109	141	(65)	206
Add back: depreciation and amortization	72	55	17	213	155	58
Subtract: interest and investment income	29	21	8	77	72	5
Add back: decommissioning expense	35	32	3	104	92	12
Adjusted EBITDA	51	(130)	181	627	122	505
Add back: special item for HCM implementation expenses (pre-tax)	1	3	(2)	3	5	(2)
Add back: special item resulting from the decision to close VY (pre-tax)	113	292	(179)	134	292	(158)
Operational adjusted EBITDA	165	165	0	764	419	345

Totals may not foot due to rounding

Entergy Corporation
Consolidated Income Statement
Three Months Ended Sept. 30
(in thousands)

	2014	2013
	(unaudited)
Operating Revenues:
Electric	$2,824,055	$2,704,800
Natural gas	28,039	26,113
Competitive businesses	606,016	621,046
Total	3,458,110	3,351,959
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	858,901	818,254
Purchased power	465,106	392,545
Nuclear refueling outage expenses	71,651	64,758
Other operation and maintenance	841,939	839,348
Asset write-off, impairments, and related charges	163,835	291,505
Decommissioning	68,370	60,848
Taxes other than income taxes	159,735	156,950
Depreciation and amortization	332,079	325,149
Other regulatory charges (credits) - net	3,635	13,708
Total	2,965,251	2,963,065
Operating Income	492,859	388,894
Other Income (Deductions):
Allowance for equity funds used during construction	16,737	17,676
Interest and investment income	49,547	23,430
Miscellaneous - net	(6,644)	(10,214)
Total	59,640	30,892
Interest Expense:
Interest expense	164,482	157,504
Allowance for borrowed funds used during construction	(8,664)	(6,453)
Total	155,818	151,051
Income Before Income Taxes	396,681	268,735
Income Taxes	161,765	24,553
Consolidated Net Income	234,916	244,182
Preferred Dividend Requirements of Subsidiaries	4,879	4,332
Net Income Attributable to Entergy Corporation	$230,037	$239,850

Earnings Per Average Common Share
Basic	$1.28	$1.35
Diluted	$1.27	$1.34

Average Number of Common Shares Outstanding - Basic	179,610,067	178,283,721
Average Number of Common Shares Outstanding - Diluted	180,527,116	178,652,210

Entergy Corporation
Consolidated Income Statement
Nine Months Ended Sept. 30
(in thousands)

	2014	2013
	(unaudited)
Operating Revenues:
Electric	$7,424,360	$6,831,290
Natural gas	141,727	113,315
Competitive businesses	2,097,516	1,754,436
Total	9,663,603	8,699,041
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	2,006,811	1,818,194
Purchased power	1,557,631	1,251,418
Nuclear refueling outage expenses	197,692	191,940
Other operation and maintenance	2,392,590	2,437,801
Asset write-off, impairments, and related charges	167,772	291,505
Decommissioning	201,418	179,342
Taxes other than income taxes	466,939	452,934
Depreciation and amortization	992,544	923,541
Other regulatory charges (credits) - net	(7,010)	22,914
Total	7,976,387	7,569,589
Operating Income	1,687,216	1,129,452
Other Income (Deductions):
Allowance for equity funds used during construction	46,654	46,675
Interest and investment income	109,040	102,277
Miscellaneous - net	(33,026)	(36,992)
Total	122,668	111,960
Interest Expense:
Interest expense	491,359	466,422
Allowance for borrowed funds used during construction	(24,199)	(18,432)
Total	467,160	447,990
Income Before Income Taxes	1,342,724	793,422
Income Taxes	507,474	214,202
Consolidated Net Income	835,250	579,220
Preferred Dividend Requirements of Subsidiaries	14,656	14,247
Net Income Attributable to Entergy Corporation	$820,594	$564,973

Earnings Per Average Common Share
Basic	$4.58	$3.17
Diluted	$4.56	$3.16

Average Number of Common Shares Outstanding - Basic	179,256,975	178,170,339
Average Number of Common Shares Outstanding - Diluted	179,867,018	178,520,063

Entergy Corporation
Utility Electric Energy Sales & Customers

Three Months Ended Sept. 30

	2014	2013	% Change	% Weather-Adjusted
	(Millions of kWh)
Electric Energy Sales:
Residential	10,869	11,359	(4.3)	(0.2)
Commercial	8,281	8,393	(1.3)	0.8
Governmental	659	648	1.7	1.8
Industrial	11,620	11,038	5.3	5.3
Total to Ultimate Customers	31,429	31,438		2.0
Wholesale	2,075	667	211.1
Total Sales	33,504	32,105	4.4

Nine Months Ended Sept. 30

	2014	2013	% Change	% Weather-Adjusted
	(Millions of kWh)
Electric Energy Sales:
Residential	28,162	27,080	4.0	0.5
Commercial	21,844	21,498	1.6	1.4
Governmental	1,829	1,814	0.8	0.8
Industrial	32,635	31,264	4.4	4.4
Total to Ultimate Customers	84,470	81,656	3.4	2.2
Wholesale	6,357	1,887	236.9
Total Sales	90,827	83,543	8.7

Sept. 30

	2014	2013	% Change
Electric Customers (End of period):
Residential	2,411,773	2,397,877	0.6
Commercial	344,436	342,291	0.6
Governmental	17,314	16,941	2.2
Industrial	50,770	48,709	4.2
Total Ultimate Customers	2,824,293	2,805,818	0.7
Wholesale	9	25	(64.0)
Total Customers	2,824,302	2,805,843	0.7